UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2011

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported, on April 19, 2011, Fifth Third Bancorp held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. In its Current Report on Form 8-K filed on April 20, 2011, Fifth Third Bancorp reported the results of the voting at the 2011 Annual Meeting, including the approval by its shareholders in an advisory vote of its recommendation to hold an advisory vote for the approval of the compensation of the named executive officers every 1 year.

Accordingly, on February 27, 2012, Fifth Third Bancorp filed its preliminary Proxy Statement for its upcoming Annual Meeting scheduled for April 17, 2012 and has included, among other items, both an annual advisory vote on the compensation of the named executive officers as well as another advisory vote on the frequency of votes on the compensation of the named executive officers.

In addition to the disclosure by incorporation by reference in the Current Report on Form 8-K filed on April 20, 2011 of its Proxy Statement dated March 10, 2011 which included statements that the Board believes that emerging corporate practices and governance trends favor an annual advisory vote and that the Board of Directors recommends holding an advisory vote for the approval of the compensation of the named executive officers every 1 year, and for the avoidance of doubt, Fifth Third is hereby amending its Current Report on Form 8-K filed on April 20, 2011 as stated herein and as added by item (d) below.

(d) In light of the approval at the April 19, 2011 Annual Meeting by its shareholders in an advisory vote of its recommendation to hold an advisory vote for the approval of the compensation of the named executive officers every 1 year, Fifth Third will hold future shareholder advisory votes on compensation of the named executive officers every 1 year until its next vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

February 28, 2012	/s/ PAUL L. REYNOLDS
Paul L. Reynolds
Executive Vice President, Secretary and Chief Risk Officer